Exhibit 31.1

CERTIFICATION

I, James A. Hayward, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Applied DNA Sciences, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	December 16, 2019

/s/ James A. Hayward
James A. Hayward
President, Chief Executive Officer and Chairman
(Principal Executive Officer)